Exhibit 32

Certification of Principal Executive and Financial Officer
Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

In connection with the Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 (the “Report”) of Highbury Financial Inc. (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, the undersigned hereby certify that, to the best of the undersigned’s knowledge:

(1)         The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)         The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant for the period certified.

Date: May 2, 2007	By:	/s/ Richard S. Foote
Richard S. Foote
President and Chief Executive Officer
(Principal Executive Officer)

	By:	/s/ R. Bradley Forth
R. Bradley Forth
Executive Vice President, Chief Financial Officer and Secretary
(Principal Financial Officer)